CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of WVB Blackstone All Privates Fund of our report dated June 26, 2026, relating to the financial statements of WVB Blackstone All Privates Fund, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2026